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                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS




CyNet, Inc.
Houston, Texas

                  We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated April 23, 1999, except for footnote 15, which is as of September 13, 1999, relating to the consolidated financial statements of CyNet, Inc., which is contained in that Prospectus. Our report contains an explanatory paragraph regarding the Company's ability to continue as a going concern.

                  We also consent to the reference to us under the caption "Experts" in the Prospectus.

                                         BDO Seidman, LLP




Houston, Texas
September 16, 1999